AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of September 27, 2016, by and between The RBB Fund, Inc., a Maryland corporation (the "RBB Fund"), on behalf of its separate investment series listed on Schedule A (the "Acquiring Funds") and The Motley Fool Funds Trust, a Delaware statutory trust ("MFFT"), on behalf of its separate investment series listed on Schedule A (the "Acquired Funds" and, together with the Acquiring Funds, the "Funds"). Motley Fool Asset management, LLC, the investment adviser to the Acquiring Funds and the Acquired Funds, is a party to this Agreement solely for purposes of paragraph 8.2. All agreements, representations, actions and obligations described herein made or to be taken or undertaken by the Acquiring Funds are made and shall be taken or undertaken by the RBB Fund on behalf of the Acquiring Funds and all agreements, representations, actions and obligations described herein made or to be taken or undertaken by the Acquired Funds are made and shall be taken or undertaken by MFFT on behalf of the Acquired Funds.

      This Agreement is intended to be and is adopted as a "plan of reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). The reorganization will consist of the transfer of all of the assets of each of the Acquired Funds to its corresponding Acquiring Fund in exchange solely for shares of beneficial interest of the corresponding Acquiring Fund (the "Acquiring Fund Shares"), the assumption by each Acquiring Fund of all liabilities of the corresponding Acquired Fund, and the distribution of the Acquiring Fund Shares to the shareholders of each corresponding Acquired Fund in redemption of all outstanding Acquired Fund Shares (as defined below) and in complete liquidation of each of the Acquired Funds, all upon the terms and conditions hereinafter set forth in this Agreement (the "Reorganization").

      WHEREAS, the Acquiring Funds and the Acquired Funds are (or will by the Effective Time, as defined in paragraph 3.1) each separate investment series of registered open-end management investment companies, and the Acquired Funds own securities which are assets of the character in which the Acquiring Funds are permitted to invest; and

      WHEREAS, the Acquired Funds and the Acquiring Funds are each authorized to issue their shares of beneficial interest;
and

      WHEREAS, the Board of Directors of the RBB Fund has determined, with respect to each of the Acquiring Funds, that:
(1) participation in the Reorganization is in the best interests of each of the Acquiring Funds and their shareholders, and (2) the interests of the existing shareholders of each of the Acquiring Funds would not be diluted as a result of the Reorganization; and

      WHEREAS, the Board of Trustees of MFFT has determined, with respect to each of the Acquired Funds, that: (1) participation in the Reorganization is in the best interests of each of the Acquired Funds and their shareholders, and (2) the interests of the existing shareholders of each of the Acquired Funds would not be diluted as a result of the Reorganization.


NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

THE REORGANIZATION AND FUND TRANSACTIONS
      The Reorganization. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, at the Effective Time (as defined in paragraph 3.1), MFFT shall assign, deliver and otherwise transfer the Assets (as defined in paragraph 1.2) of each of the Acquired Funds to the corresponding Acquiring Fund, and RBB Fund shall assume the Liabilities (as defined in paragraph 1.3) of each of the Acquired Funds on behalf of the Acquiring Funds. In consideration of the foregoing, at the Effective Time, each of the Acquiring Funds shall deliver to the corresponding Acquired Fund full and fractional Acquiring Fund Shares (to the third decimal place). Holders of Investor Shares of each Acquired
Fund will receive Investor Shares of the corresponding Acquiring Fund and holders of Institutional Shares of each Acquired Fund will receive Institutional Shares of the corresponding Acquiring Fund. The number of Acquiring Fund Shares to be delivered shall be determined as set forth in paragraph 2.3.
      Assets of the Acquired Funds. The assets of each Acquired Fund to be acquired by the corresponding Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, cash equivalents, securities, receivables (including securities, interests and dividends receivable), commodities and futures interests, rights to register shares under applicable securities laws, any deferred or prepaid
expenses shown as an asset on the books of each respective Acquired Fund at the Valuation Time, books and records of each Acquired Fund, and any other property owned by the Acquired
Funds at the Valuation Time (collectively, the "Assets").
      Liabilities of the Acquired Funds. Each Acquired Fund will use commercially reasonable efforts to discharge all of its known liabilities and obligations prior to the Valuation Time consistent with its obligation to continue to pursue its investment objective and strategies in accordance with the terms of its prospectus. Each Acquiring Fund will assume all of its corresponding Acquired Fund's liabilities and obligations of any kind whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, in existence on the Closing Date (collectively, the "Liabilities").
      Distribution of Acquiring Fund Shares. At the Effective Time (or as soon thereafter as is reasonably practicable), each Acquired Fund will distribute the Acquiring Fund Shares received from its corresponding Acquiring Fund pursuant to paragraph 1.1, pro rata to the record holders of the shares of the Acquired
Fund determined as of the Effective Time (the "Acquired Fund Shareholders") in complete liquidation of each Acquired Fund.
Such distribution and liquidation will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of each Acquired Fund on the books of the corresponding Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders.
The aggregate net asset value of the Acquiring Fund Shares to be so credited to the respective Acquired Fund Shareholders shall be equal to the aggregate net asset value of the then
outstanding shares of beneficial interest of each respective Acquired Fund (the "Acquired Fund Shares") owned by Acquired
Fund Shareholders at the Effective Time. All issued and outstanding shares of each Acquired Fund will simultaneously be redeemed and canceled on the books of the Acquired Funds. The Acquiring Funds shall not issue share certificates representing the Acquiring Fund Shares in connection with such exchange.
      Recorded Ownership of Acquiring Fund Shares. Ownership of Acquiring Fund Shares will be shown on the books of the
Acquiring Funds' Transfer Agent (as defined in paragraph 3.3).
      Filing Responsibilities of the Acquired Funds. Any reporting responsibility of the Acquired Funds, including, but not limited to, the responsibility for filing regulatory
reports, tax returns, or other documents with the Securities and Exchange Commission (the "Commission"), any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Funds up to and including the Closing Date and such later date as the Acquired Funds'
existence is terminated.
VALUATION
      Net Asset Value of the Acquired Funds. The net asset value of the Acquired Fund Shares shall be the net asset value computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures of the Acquired Funds.
      Net Asset Value of the Acquiring Funds.  The net asset
value of the Acquiring Fund Shares shall be the net asset value computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures of the Acquiring Funds.
      Calculation of Number of Acquiring Fund Shares. The number of Acquiring Fund Shares to be issued (including fractional shares (to the third decimal place), if any) in connection with the Reorganization shall be determined by dividing the value of:
(i) the per share net asset value of the Acquired Fund Shares participating therein attributable to Investor Shares, determined in accordance with the valuation procedures referred to in paragraph 2.1 by the net asset value per Investor Shares of the corresponding Acquiring Fund determined in accordance with the valuation procedures referred to in paragraph 2.2; (ii) the per share net asset value of the Acquired Fund Shares participating therein attributable to Institutional Shares, determined in accordance with the valuation procedures referred to in paragraph 2.1 by the net asset value per Institutional
Share of the corresponding Acquiring Fund, determined in accordance with the valuation procedures referred to in paragraph 2.2. The parties agree that the intent of this calculation is to ensure that the aggregate net asset value of the Acquiring Fund Shares to be so credited to Acquired Fund Shareholders shall be equal to the aggregate net asset value of the then outstanding shares of beneficial interest of the
Acquired Fund Shares owned by Acquired Fund Shareholders at the
Effective Time.
      Determination of Value.  All computations of value
hereunder shall be made in accordance with each Fund's regular practice and the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), and shall be subject to confirmation by each Fund's respective independent registered public accounting firm upon reasonable request of the other
Fund.  MFFT and RBB Fund agree to use all commercially
reasonable efforts to resolve prior to the Valuation Time any material pricing differences for prices of portfolio securities of any Acquired Fund which are also held by a corresponding
Acquiring Fund.
      Valuation Time. The Valuation Time shall be the time at which the Funds calculate their net asset values as set forth in their respective prospectuses (normally the close of regular trading on the New York Stock Exchange ("NYSE")) on the business day immediately preceding the Closing Date (as defined in paragraph 3.1) (the "Valuation Time").
CLOSING
      Closing. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the principal office of MFFT on or about December [ ], 2016, or at such other place and/or on such other date as to which the parties may agree (the "Closing Date").  All acts taking place at the Closing shall be deemed to take place immediately prior to the opening of business on the Closing Date unless otherwise provided herein (the "Effective Time").
      Transfer and Delivery of Assets. MFFT shall direct Bank of New York Mellon ("BNY"), as custodian for the Acquired Funds, to deliver, at the Closing, a certificate of an authorized officer stating that: (i) the Assets were delivered in proper form to the Acquiring Funds at the Effective Time, and (ii) all
necessary taxes in connection with the delivery of the Assets, including all applicable Federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. Each Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be presented by BNY, on behalf of each respective Acquired Fund, to BNY, as custodian for the corresponding Acquiring Fund. Such presentation shall be made for examination no later than five
(5) business days preceding the Effective Time and shall be transferred and delivered by each Acquired Fund as of the Effective Time for the account of the corresponding Acquiring
Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. BNY, on behalf of each of the Acquired Funds, shall deliver to BNY, as custodian of each corresponding Acquiring Fund, as of the Effective Time by book entry, in accordance with the customary practices of BNY and of each securities depository, as defined in Rule 17f-4
under the 1940 Act, in which each Acquired Fund's Assets are deposited, each Acquired Fund's Assets deposited with such depositories. The cash to be transferred by each Acquired Fund shall be delivered by wire transfer of Federal funds at the Effective Time.
      Share Records. MFFT shall direct BNY Mellon Investment Servicing (US) Inc., in its capacity as transfer agent for each of the Acquired Funds (the "Transfer Agent"), to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Acquired Fund Shares owned by each such Acquired
Fund Shareholder immediately prior to the Closing.  Each
Acquiring Fund shall issue and deliver to the Secretary of the corresponding Acquired Fund prior to the Effective Time a confirmation evidencing that the appropriate number of Acquiring Fund Shares will be credited to each respective Acquired Fund at the Effective Time, or provide other evidence satisfactory to the Acquired Funds as of the Effective Time that such Acquiring Fund Shares have been credited to each Acquired Fund's accounts on the books of the corresponding Acquiring Fund.
      Postponement of Valuation Time. In the event that at the Valuation Time the NYSE or another primary trading market for portfolio securities of the Acquiring Funds or the Acquired
Funds (each, an "Exchange") shall be closed to trading or
trading thereupon shall be restricted, or trading or the
reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the mutual judgment of the Board of
Trustees of MFFT and the Board of Directors of RBB Fund,
accurate appraisal of the value of the net assets of the
Acquired Funds or the Acquiring Funds, respectively, is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored. REPRESENTATIONS AND WARRANTIES
      Representations and Warranties of the Acquired Funds.
Except as has been fully disclosed to the Acquiring Funds in a written instrument executed by an officer of MFFT, MFFT represents and warrants to RBB Fund as follows:
            Each Acquired Fund is a duly established series of MFFT, which is a statutory trust duly organized, validly existing and in good standing under the laws of State of
Delaware, with power under its Declaration of Trust and By-Laws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted.
            MFFT is registered with the Commission as an open-end management investment company under the 1940 Act, and the registration of the Acquired Fund Shares under the Securities
Act of 1933, as amended (the "1933 Act"), is in full force and effect.
            No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Funds of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act, and such as may be required under state
securities laws.
            The current prospectus, statement of additional information, shareholder reports, marketing and other related materials of the Acquired Funds and each prospectus and statement of additional information of the Acquired Funds used at all times prior to the date of this Agreement conform or conformed at the time of their use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not or did not at the time of their use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
            At the Effective Time, each Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, each corresponding
Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof other than such restrictions as might arise under the 1933 Act.
            MFFT is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in:
(i) a violation of federal securities laws (including the 1940
Act) or of Delaware law or a material violation of its
Declaration of Trust and By-Laws, or of any agreement,
indenture, instrument, contract, lease or other undertaking to which any Acquired Fund is a party or by which it is bound, or
(ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument,
contract, lease, judgment or decree to which any Acquired Fund is a party or by which it is bound.
            All material contracts or other commitments of each Acquired Fund (other than this Agreement and certain investment contracts, including options, futures, forward contracts and other similar instruments) will terminate without liability or obligation to each such Acquired Fund on or prior to the
Effective Time.
            Except as otherwise disclosed to and accepted by the Acquiring Funds in writing, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against any Acquired Funds or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired Funds know of no facts which might form the basis for the institution of such proceedings and are not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects their business or their ability to consummate the transactions herein contemplated.
            The Statements of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedules of Investments of the Acquired Funds at October 31, 2015 have been audited by Tait, Weller & Baker LLP, independent registered public accounting firm, and are in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the
Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.
            Since October 31, 2015, there has not been any material adverse change in any Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by any Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Funds in writing. For the purposes of this subparagraph (j), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by an Acquired
Fund, the discharge of an Acquired Fund's liabilities, or the redemption of an Acquired Fund's shares by shareholders of the Acquired Fund shall not constitute a material adverse change.
            At the Effective Time, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of each Acquired Fund required by law to have been filed by such date (including any extensions, if any) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and no such return is currently under audit and no assessment has been asserted with respect to such returns.
            At the end of their first taxable year since the commencement of operations, each Acquired Fund properly elected to be treated as a "regulated investment company" under
Subchapter M of the Code. Each Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company within the meaning of Section 851 et seq. of the Code in respect of each taxable year since its commencement of operations, and will continue to meet such requirements at all times through the Closing Date.
None of the Acquired Funds has at any time since its inception been liable for, nor is any now liable for, any material income or excise tax pursuant to Sections 852 or 4982 of the Code.
There is no other tax liability (including, any foreign, state, or local tax liability) except as set forth and accrued on each Acquired Fund's books. The Acquired Funds have no earnings or profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply. The Acquired Funds will not be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the
regulations thereunder.  All dividends paid by the Acquired
Funds at any time prior to the Closing Date shall have been deductible pursuant to the dividends paid deduction under
Section 562 of the Code. Each Acquired Fund is in compliance in all material respects with applicable regulations of the
Internal Revenue Service pertaining to the reporting of
dividends and other distributions on and redemptions of its
shares of beneficial interest and has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.
            All of the issued and outstanding shares of the Acquired Funds will, at the Effective Time, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of each Acquired Fund, as provided in paragraph 3.3. The Acquired Funds do not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquired Fund, nor is there outstanding any security convertible into any Acquired Fund's shares.
            The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the
Trustees of MFFT, on behalf of each Acquired Fund, and, subject to the approval of the shareholders of each respective Acquired Fund, this Agreement will constitute a valid and binding obligation of the Acquired Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity
principles.
            The Proxy Statement (as defined in paragraph 5.6), insofar as it relates to any Acquired Fund, will, at the
Effective Time: (i) not contain any untrue statement of a
material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (o) shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Funds for use therein.
      Representations and Warranties of the Acquiring Funds. Except as has been fully disclosed to the Acquired Funds in a written instrument executed by an officer of RBB Fund, RBB Fund represents and warrants to MFFT as follows:
            Each Acquiring Fund is a duly established series of the RBB Fund, which is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland with power under its Articles of Incorporation and By-Laws, to own all of its properties and assets and to carry on its business as it is presently conducted.
            At the Effective Time, RBB Fund is registered with the Commission as an open-end management investment company under the 1940 Act, and the registration of the Acquiring Fund Shares under the 1933 Act will be in full force and effect.
            No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Funds of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934
Act and the 1940 Act and such as may be required under state securities laws.
            The current prospectuses, statement of additional information, shareholder reports, marketing and other related materials of the Acquiring Funds and each prospectus and statement of additional information of the Acquiring Funds used at all times prior to the date of this Agreement conform or conformed at the time of their use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not or did not at the time of their use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
            RBB Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in:
(i) a violation of federal securities laws (including the 1940
Act) or of Maryland law or a material violation of the RBB
Fund's Articles of Incorporation and By-Laws or of any
agreement, indenture, instrument, contract, lease or other undertaking to which any Acquiring Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which any Acquiring Fund is a party or by which it is bound.
            Except as otherwise disclosed to and accepted by the Acquired Funds in writing, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to each Acquiring Fund's knowledge, threatened against an Acquiring Fund, or any Acquiring Fund's properties or assets that, if adversely determined, would materially and adversely affect an Acquiring Fund's financial condition or the conduct of its business. The Acquiring Funds know of no facts which might form the basis for the institution of such proceedings and are not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects their business or their ability to consummate the transactions herein contemplated.
            Prior to the Effective Time, none of the Acquiring Funds will have carried on any business activity and none will have any assets or liabilities.
            At the Effective Time, all issued and outstanding shares of each Acquiring Fund will be duly and validly issued and outstanding, fully paid and non-assessable by the RBB Fund and will be offered and sold in compliance in all material respects with applicable registration requirements of the 1933
Act and state securities laws.  No Acquiring Fund has
outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares.
            Each Acquiring Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company, will elect to be treated as such, and will compute its federal income tax under Section 852 of the Code for the period beginning on the Closing Date.
            The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the
Directors of the RBB Fund, on behalf of the Acquiring Fund, and this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.
            The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will at the Effective Time have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, will be fully paid and non-assessable by the RBB Fund and will have been issued in every jurisdiction in compliance in all material respects with applicable registration requirements and applicable securities laws. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquiring
Fund, nor is there outstanding any security convertible into any of the Acquiring Fund's shares.
            The Proxy Statement, insofar as it relates to any Acquiring Fund and the Acquiring Fund Shares, will, at the Effective Time: (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (l) shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Acquired Funds for use therein.
COVENANTS AND AGREEMENTS
      Conduct of Business. Each Acquired Fund will operate its business in the ordinary course consistent with prior practice between the date hereof and the Effective Time, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
      No Distribution of Acquiring Fund Shares. Each Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
      Information. Each Acquired Fund will assist the Acquiring Funds in obtaining such information as the Acquiring Funds reasonably request concerning the beneficial ownership of the Acquired Fund Shares.
      Other Necessary Action. Subject to the provisions of this Agreement, the Acquiring Funds and the Acquired Funds will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
      Shareholder Meeting.  Each Acquired Fund will call a
meeting of its shareholders to consider and act upon this Agreement and to take such other action under applicable federal and state law to obtain approval of the transactions contemplated herein.
      Proxy Statement. In connection with the shareholder
meetings referred to in paragraph 5.5 above, each Acquired Fund will provide the Acquiring Funds with information regarding the Acquired Funds, and the Acquiring Funds will provide the
Acquired Funds with information regarding the Acquiring Funds, reasonably necessary for the preparation of a Proxy Statement on
Schedule 14A (the "Proxy Statement"), in compliance with the
1933 Act, the 1934 Act and the 1940 Act.
      Liquidating Distribution. As soon as is reasonably practicable after the Closing, each Acquired Fund will make a liquidating distribution to its respective shareholders consisting of the Acquiring Fund Shares received at the Closing.
      Best Efforts. The Acquiring Funds and the Acquired Funds shall each use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent set forth in
Article 6 to effect the transactions contemplated by this Agreement as promptly as practicable.
      Other Instruments. The Acquired Funds and the Acquiring Funds, each covenant that they will, from time to time, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the other party may reasonably deem necessary or desirable in order to vest in and confirm: (a) to the Acquired Funds, title to and possession of the Acquiring
Fund Shares to be delivered hereunder, and (b) to the Acquiring Funds, title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.
      Regulatory Approvals. The Acquiring Funds will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue their operations after the Effective Time.
CONDITIONS PRECEDENT
      Conditions Precedent to Obligations of the Acquired Funds. The obligations of the Acquired Funds, to consummate the transactions provided for herein shall be subject, at MFFT's election, to the following conditions:
            All representations and warranties of the Acquiring Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.
            RBB Fund shall have delivered to the Acquired Funds a certificate executed in the name of RBB Fund by its President or Vice President and its Treasurer or Assistant Treasurer, in a
form reasonably satisfactory to MFFT, and dated as of the Effective Time, to the effect that the representations and warranties of the RBB Fund, on behalf of each of the Acquiring Funds, made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as MFFT shall reasonably request.
            The Acquiring Funds shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Funds, on or before the Effective Time.
            The Acquired Funds and the Acquiring Funds shall have agreed on the number of full and fractional Acquiring Fund
Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph
2.3.
            MFFT, on behalf of the Acquired Funds, shall have received on the Closing Date the opinion of Drinker Biddle &
Reath LLP, counsel to the RBB Fund (which may reasonably rely as to matters governed by the laws of the State of Maryland on an opinion of Maryland counsel and/or certificates of officers or Trustees of RBB Fund) dated as of the Closing Date, covering the following points:
      The RBB Fund is a corporation duly organized,
validly existing and in good standing under the laws
of the State of Maryland and has the power to own all
of the Acquiring Funds' properties and assets and to
carry on its business, including that of each
Acquiring Fund, as a registered investment company,
and each Acquiring Fund has all necessary federal,
state and local authorizations to carry on its
business as now being conducted;
      The Agreement has been duly authorized, executed
and delivered by the RBB Fund on behalf of each
Acquiring Fund and, assuming due authorization,
execution and delivery of the Agreement by MFFT, is a
valid and binding obligation of the RBB Fund on behalf
of each Acquiring Fund enforceable against the RBB
Fund in accordance with its terms, subject, as to
enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws relating to
or affecting creditors' rights generally and to
general equity principles;
      The Acquiring Fund Shares to be issued to the
Acquired Fund Shareholders as provided by this
Agreement are duly authorized, upon such delivery will
be validly issued and outstanding, and are fully paid
and non-assessable by the RBB Fund, and no shareholder
of an Acquiring Fund has any preemptive rights to
subscription or purchase in respect thereof;
      The execution and delivery of the Agreement did
not, and the consummation of the transactions
contemplated hereby will not, result in a material
violation of the RBB Fund's Articles of Incorporation
or By-Laws or any provision of any agreement (known to
such counsel) to which the RBB Fund is a party or by
which it is bound or, to the knowledge of such
counsel, result in the acceleration of any obligation
or the imposition of any penalty under any agreement,
judgment or decree to which the RBB Fund is a party or
by which it is bound;
      To the knowledge of such counsel, no consent,
approval, authorization or order of any court or
governmental authority of the United States or the
State of Maryland is required to be obtained by the
RBB Fund in order to consummate the transactions
contemplated herein, except such as have been obtained
under the 1933 Act, the 1934 Act and the 1940 Act, and
such as may be required under state securities laws;
      The RBB Fund is a registered investment company
classified as a management company of the open-end
type with respect to each series of shares it offers,
including those of each Acquiring Fund, under the 1940
Act; its registration with the Commission as an
investment company under the 1940 Act is in full force
and effect; and each Acquiring Fund is a separate
series of the RBB Fund duly constituted in accordance
with the applicable provisions of the 1940 Act and the
Articles of Incorporation and By-Laws of the RBB Fund
and applicable law; and
      To the knowledge of such counsel, no litigation
or administrative proceeding or investigation of or
before any court or governmental body is presently
pending or threatened as to the RBB Fund or any
Acquiring Fund or any of their respective properties
or assets and neither the RBB Fund nor any Acquiring
Fund are a party to or subject to the provisions of
any order, decree or judgment of any court or
governmental body which materially and adversely
affects its business.
      Conditions Precedent to Obligations of the Acquiring Funds. The obligations of the Acquiring Funds to complete the transactions provided for herein shall be subject, at the RBB Fund's election, to the following conditions:
            All representations and warranties of the Acquired Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.
            MFFT shall have delivered to the Acquiring Funds a statement of each Acquired Fund's Assets and Liabilities, as of the Effective Time, which are prepared in accordance with GAAP and certified by the Treasurer of MFFT.
            MFFT shall have delivered to the Acquiring Funds a certificate executed in the name of MFFT by its President or
Vice President and its Treasurer or Assistant Treasurer, in a
form reasonably satisfactory to the Acquiring Funds and dated as of the Effective Time, to the effect that the representations and warranties of the Acquired Funds, made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the RBB Fund shall reasonably request.
            The Acquired Funds shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquired Funds, on or before the Effective Time.
            The Acquired Funds and the Acquiring Funds shall have agreed on the number of full and fractional Acquiring Fund
Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph
2.3.
            RBB Fund, on behalf of the Acquiring Funds, shall have received on the Closing Date the opinion of Morgan, Lewis & Bockius LLP, counsel to MFFT (or local Delaware counsel with respect to matters governed by the laws of the State of
Delaware) (each such opinion may reasonably rely on certificates of officers or Trustees of MFFT) dated as of the Closing Date, covering the following points:
      MFFT is a statutory trust duly organized, validly
existing and in good standing under the laws of the
State of Delaware and has the power to own all of the
Acquired Funds' properties and assets, and to carry on
its business, including that of the Acquired Funds, as
presently conducted;
      The Agreement has been duly authorized, executed
and delivered by MFFT, on behalf of the Acquired
Funds, and, assuming due authorization, execution and
delivery of the Agreement by the RBB Fund, is a valid
and binding obligation of the MFFT, on behalf of the
Acquired Funds, enforceable against MFFT in accordance
with its terms, subject, as to enforcement, to
bankruptcy, insolvency, reorganization, moratorium and
other laws relating to or affecting creditors' rights
generally and to general equity principles;
      The execution and delivery of the Agreement did
not, and the consummation of the transactions
contemplated hereby will not, result in a material
violation of MFFT's Declaration of Trust or its By-
Laws or any provision of any agreement (known to such
counsel) to which MFFT is a party or by which it is
bound or, to the knowledge of such counsel, result in
the acceleration of any obligation or the imposition
of any penalty under any agreement not disclosed to
RBB Fund, judgment or decree to which MFFT is a party
or by which it is bound;
      To the knowledge of such counsel, no consent,
approval, authorization or order of any court or
governmental authority of the United States or the
State of Delaware is required to be obtained by MFFT
in order to consummate the transactions contemplated
herein, except such as have been obtained under the
1933 Act, the 1934 Act and the 1940 Act, and such as
may be required under state securities or blue sky
laws (other than those of the State of Delaware);
      MFFT is a registered investment company
classified as a management company of the open-end
type with respect to each series of shares it offers,
including those of the Acquired Funds, under the 1940
Act and its registration with the Commission as an
investment company under the 1940 Act is in full force
and effect;
      The outstanding shares of the Acquired Funds are
registered under the 1933 Act, and such registration
is in full force and effect; and
      To the knowledge of such counsel, no litigation
or administrative proceeding or investigation of or
before any court or governmental body is presently
pending or threatened as to MFFT or any Acquired Fund
or any of their respective properties or assets, and
neither MFFT nor any Acquired Fund are a party to or
subject to the provisions of any order, decree or
judgment of any court or governmental body which
materially and adversely affects its business.
      Other Conditions Precedent. If any of the conditions set forth in this paragraph 6.3 have not been satisfied on or before the Effective Time, the Acquired Funds or the Acquiring Funds shall, at their option, not be required to consummate the transactions contemplated by this Agreement.
            The Agreement and the transactions contemplated herein shall have been approved by: (i) the Board of Trustees of MFFT and (ii) the shareholders of each Acquired Fund, and certified copies of the resolutions evidencing such approvals shall have been delivered to the Acquiring Funds. Notwithstanding anything herein to the contrary, neither MFFT, on behalf of the Acquired Funds, nor the RBB Fund on behalf of the Acquiring Funds, respectively, may waive the conditions set forth in this paragraph 6.3(a).
            At the Effective Time, no action, suit or other proceeding shall be pending or, to the knowledge of MFFT, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
            All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the parties to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Funds or the Acquired Funds, provided that either party hereto may for itself waive any of such conditions.
            MFFT and the RBB Fund shall have received an opinion of Drinker Biddle & Reath LLP as to federal income tax matters substantially to the effect that, based on the facts, representations, assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:
      The transfer by each Acquired Fund of all of its
assets to the corresponding Acquiring Fund in exchange
for Acquiring Fund Shares, and the distribution of
such shares to the Acquired Fund Shareholders, as
provided in this Agreement, will constitute a
reorganization within the meaning of Section 368 of
the Code;
      No gain or loss will be recognized by an Acquired
Fund as a result of such transactions except with
respect to certain contracts described in Section
1256(b) of the Code and stock in passive foreign
investment companies, as defined in Section 1297(a) of
the Code;
      No gain or loss will be recognized by an
Acquiring Fund as a result of such transactions;
      No gain or loss will be recognized by the
shareholders of any Acquired Fund upon the
distribution to them by the RBB Fund of the Acquiring
Fund Shares in exchange for their shares of the
Acquired Funds;
      The basis of the Acquiring Fund Shares received
by each shareholder of an Acquired Fund will be the
same as the basis of the shareholder's Acquired Fund
shares immediately prior to such transactions;
      The basis of the Acquired Fund Assets received by
an Acquiring Fund will be the same as the basis of
such assets in the hands of the Acquired Fund
immediately prior to such transactions;
      A shareholder's holding period for the Acquiring
Fund Shares will be determined by including the period
for which the shareholder held the shares of the
Acquired Fund exchanged therefor, provided that the
shareholder held such shares of the Acquired Fund as a
capital asset; and
      The holding period of the Acquiring Fund with
respect to the Acquired Fund Assets will include the
period for which such Acquired Fund Assets were held
by the Acquired Fund, provided that the Acquired Fund
held such Acquired Fund Assets as capital assets.
No opinion will be expressed as to the effect of the Reorganization on: (i) any Acquired Fund or any Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax
purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting and (ii) any Acquired Fund or Acquiring Fund shareholder that is required to recognize unrealized gains and losses for federal income tax purposes under a mark-to-market system of accounting.

Such opinion shall be based on customary assumptions, limitations and such representations as Drinker Biddle & Reath LLP may reasonably request, and the Acquired Funds and Acquiring Funds will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. Notwithstanding anything herein to the contrary, neither party may waive the condition set forth in this paragraph 6.3(d).

      BNY shall have delivered such certificates or other documents as set forth in paragraph 3.2.
      The Transfer Agent shall have delivered a certificate of its authorized officer as set forth in paragraph 3.3.
      The Acquiring Funds shall have issued and delivered to the Secretary of the Acquired Funds the confirmation as set forth in paragraph 3.3.
      Each party shall have delivered to the other such bills of sale, checks, assignments, receipts or other documents as reasonably requested by such other party or its counsel. INDEMNIFICATION
      Indemnification by the Acquiring Funds. The RBB Fund, solely out of each respective Acquiring Fund's assets and property, agrees to indemnify and hold harmless the Acquired Funds, and their trustees, officers, employees and agents (the "MFFT Acquired Fund Indemnified Parties") from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the MFFT Acquired Fund Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on: (a) any breach by an Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by an Acquiring Fund or the Acquiring Fund's trustees, officers, employees or agents prior to the Closing Date, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of an Acquired Fund or its respective trustees, officers, employees or agents.
      Indemnification by the Acquired Funds. MFFT, solely out of each respective Acquired Fund's assets and property, agrees to indemnify and hold harmless the Acquiring Funds, and their directors, officers, employees and agents (the "RBB Fund Acquiring Fund Indemnified Parties") from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the RBB Fund Acquiring Fund Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on: (a) any breach by an Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by an Acquired Fund or the Acquired Fund's trustees, officers, employees or agents prior to the Closing Date, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of an Acquiring Fund or its respective trustees, officers, employees or agents.
      Liability of MFFT. The parties understand and agree that the obligations of any of the Acquired Funds under this Agreement shall not be binding upon any trustee, shareholder, nominee, officer, agent or employee of MFFT personally, but bind only the subject Acquired Fund's property. Moreover, all persons shall look only to the assets of such subject Acquired Fund to satisfy the obligations of any such Acquired Fund hereunder. The parties represent that they each have notice of the provisions of the Declaration of Trust of MFFT disclaiming such shareholder and trustee liability for acts or obligations of an Acquired Fund.
BROKERAGE FEES AND EXPENSES
      No Broker or Finder Fees. The Acquiring Funds and the Acquired Funds represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein,
      Expenses of Reorganization. The expenses relating to the proposed Reorganization, whether or not consummated, will be borne by Motley Fool Asset management, LLC. The costs of the Reorganization shall include, but not be limited to: costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing, printing and distributing the Proxy Statement and prospectus supplements of the Acquired Funds relating to the Reorganization, expenses of holding the shareholder meeting with respect to the Acquired Funds, and winding down the operations and terminating the existence of the Acquired Funds; legal fees of counsel to each of the Acquired Funds and Acquiring Funds, including those incurred in connection with the preparation of legal opinions, and accounting fees with respect to the Reorganization and the Proxy Statement; and all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code. AMENDMENTS AND TERMINATION
      Amendments. This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of either party, on behalf of either the Acquired Funds or the Acquiring Funds, respectively; provided, however, that following a meeting of the shareholders of the Acquired Funds called by the Board of Trustees of MFFT pursuant to paragraph 5.5 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without the Board of Trustees' and shareholders' further approval.
      Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by either party, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of the Board of either party, make proceeding with the Agreement inadvisable.
NOTICES
Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows:

If to MFFT:
Motley Fool Funds Trust
2000 Duke Street, Suite 175
Alexandria, Virginia 22314
Attention: Denise Coursey
With copies (which shall not constitute notice) to:
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave. NW
Washington, DC 20004
Attention: Christopher Menconi, Esq.

If to RBB Fund:
The RBB Fund, Inc.
Bellevue Park Corporate Center
103 Bellevue Parkway
Wilmington, DE 19809
Attention: Salvatore Faia

With copies (which shall not constitute notice) to:
Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, Pennsylvania 19103
Attention: Michael Malloy, Esq.

MISCELLANEOUS
      Entire Agreement. The parties agree that neither party has made any representation, warranty or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.
      Survival. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith, and the obligations with respect to indemnification of the Acquired Fund and Acquiring Fund contained in paragraphs 7.1 and 7.2, shall survive the Closing.
      Headings. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.
      Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all taken together shall constitute one agreement.



IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.


THE RBB FUND, INC.
on behalf of the Acquiring Funds listed on Schedule A

By: /s/Salvatore Faia
Name: Salvatore Faia
Title: President




THE MOTLEY FOOL FUNDS TRUST
on behalf of the Acquired Funds listed on Schedule A

By: /s/Denise H. Coursey
Name: Denise H. Coursey
Title: President



MOTLEY FOOL ASSET MANAGEMENT, LLC
(Solely for purposes of Paragraph 8.2)

By: /s/Denise H. Coursey
Name: Denise H. Coursey
Title: President







[PAGE BREAK]







                         SCHEDULE A

THE ACQUIRING FUNDS                    THE ACQUIRED FUNDS
(each Acquiring Fund is                (each Acquired Fund is a series
a series of The RBB Fund, Inc.)        of The Motley Fool Funds Trust)

Motley Fool Independence Fund         Motley Fool Independence Fund
    Investor Shares                   Investor Shares
    Institutional Shares              Institutional Shares

Motley Fool Great America Fund     Motley Fool Great America Fund
    Investor Shares                   Investor Shares
    Institutional Shares              Institutional Shares

Motley Fool Epic Voyage Fund       Motley Fool Epic Voyage Fund
    Investor Shares                   Investor Shares
    Institutional Shares              Institutional Shares